Berkshire Bank Partners with FIS on Core Banking Solution

Pittsfield, Mass. – October 5, 2011 – Berkshire Hills Bancorp, Inc. (NASDAQ:BHLB) announced that on September 30, 2011, its subsidiary, Berkshire Bank, entered into an agreement with FIS™, the world’s largest provider of banking and payments technology, to deploy the FIS Integrated Banking Services (IBS) core processing solution as well as several ancillary solutions including ImageCentre™ item processing, IBS Sales and Service and card production. This investment will enable Berkshire Bank to provide expanded and improved services to customers and achieve long-term efficiencies for the Company as it continues on its path of strategic growth and expansion.

Berkshire President and CEO Michael P. Daly stated, “Berkshire Bank is delighted to expand our relationship with FIS.  IBS is a proven platform that is scalable and flexible enough to meet the evolving needs of our customers and the demands of our growing business.  We are looking forward to leveraging the operational efficiencies introduced by the IBS suite to enrich the experience that we currently offer to our customers.”

Headquartered in Pittsfield, Mass., Berkshire Bank serves customers through its 60-plus branch network throughout Massachusetts, New York, and Vermont. The $4 billion bank has been an FIS client for a decade utilizing FIS’ Qualifile® decisioning solution, debit card processing and the NYCE® Payments Network. Deploying the new solutions provides Berkshire Bank with the capacity to best serve its customers through increased ability to bring new products and services to market quickly and manage the bank’s daily operations, while pursuing its growth and acquisition plans through increased functionality.

FIS provides core solutions to meet the unique demands and attributes of each market segment of the financial services industry, ranging from community and mid-tier institutions to large and global commercial banks. Each solution provides a specific market segment with the resources to maximize growth, increase productivity and mitigate risk. IBS is one of the leading outsourced retail and commercial banking solutions among mid-tier U.S. banks. A highly flexible and integrated core banking solution, IBS provides financial institutions with innovative technology, scalability and robust capabilities, making it an ideal solution for growing banks.

“The comprehensive functionality of the IBS core solution will provide Berkshire Bank with the essential tools it needs to effectively serve its current customers, and to fulfill its plan for strategic growth and acquisition,” said Anthony Jabbour, Executive Vice President, FIS Financial Solutions Group. “In the 10 years that Berkshire Bank has teamed with FIS to meet its technology needs, we have established a strong business relationship. We are confident that relationship will continue to grow with the deployment of IBS.”

About Berkshire Hills Bancorp

Berkshire Hills Bancorp is the parent of Berkshire Bank, America's Most Exciting BankSM, and has more than $4 billion in assets.  The Company has more than 60 full service branch offices in Massachusetts, New York, and Vermont providing personal and business banking, insurance, and wealth management services.  Berkshire Bank provides 100% deposit insurance protection for all deposit accounts, regardless of amount, based on a combination of FDIC insurance and the Depositors Insurance Fund (DIF).  For more information, visit www.berkshirebank.com or call 800-773-5601.

About FIS

FIS (NYSE: FIS) is the world’s largest global provider dedicated to banking and payments technologies. With a long history deeply rooted in the financial services sector, FIS serves more than 14,000 institutions in over 100 countries. Headquartered in Jacksonville, Fla., FIS employs more than 33,000 people worldwide and holds leadership positions in payment processing and banking solutions, providing software, services and outsourcing of the technology that drives financial institutions. FIS is ranked 426 on the Fortune 500, is a member of Standard & Poor’s 500® Index and consistently holds a leading ranking in the annual FinTech 100 list. For more information about FIS, visit www.fisglobal.com.

Forward-Looking Statements

This news release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future economic performance and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.

Contacts:

David H. Gonci
Investor Relations Officer
Berkshire Bank
413-281-1973
dgonci@berkshirebank.com

Lori Gazzillo
Community Relations Officer
Berkshire Bank
413-236-3733
lgazzillo@berkshirebank.com

Marcia Danzeisen
FIS Global Marketing and Communications
904.854.5083
marcia.danzeisen@fisglobal.com

Mary Waggoner
FIS Investor Relations
904-854-3282
mary.waggoner@fisglobal.com